EXHIBIT 31.4

CERTIFICATION

I, Kathryn E. Falberg, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Jazz Pharmaceuticals Public Limited Company (filed on behalf of and as successor to Jazz Pharmaceuticals, Inc.); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2012	By:	/s/ KATHRYN E. FALBERG
Kathryn E. Falberg
Executive Vice President and Chief Financial Officer